Exhibit 99.2

Biocept Announces Personnel Change

SAN DIEGO (August 21, 2015) -- Biocept, Inc. (NASDAQ:BIOC), a molecular diagnostics company commercializing and developing liquid biopsies to improve the detection and treatment of cancer, today announced the voluntary resignation of Bill Kachioff, Senior Vice President and Chief Financial Officer, to pursue other business opportunities.  The company also announced that Mark G. Foletta has been appointed as the company’s interim Chief Financial Officer, effective immediately.

“Bill has been a valued member of our management team for more than four years and on behalf of Biocept and its board of directors, I thank him for his dedicated service to our company,” said David F. Hale, Chairman of Biocept.  “We wish him well in his future endeavors.”

“Mark has more than 20 years of financial experience primarily in the healthcare industry, including serving as the Chief Financial Officer of a rapidly growing, publicly traded biotechnology company,” said Michael Nall, President and Chief Executive Officer of Biocept.  “This is an exciting time at Biocept as we expand into new cancer indications and increase our portfolio of biomarkers.  I’m delighted that Mark has agreed to join us as we continue to expand the clinical utility and adoption of our liquid biopsy assays in order to improve patient outcomes and reduce healthcare costs.”

Mr. Foletta served as Senior Vice President and Chief Financial Officer of Amylin Pharmaceuticals, Inc. from 2000 through its acquisition by Bristol-Myers Squibb in 2012.  At Amylin he was responsible for capital formation, financial management, financial reporting and investor relations.  He participated in the successful commercial launch of three novel pharmaceutical products as the company evolved from R&D to commercialization.  Prior to Amylin Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd., and served as an Audit Manager with Ernst & Young.  Mr. Foletta received a BA in Business Economics from the University of California, Santa Barbara, is a certified public accountant (inactive) and is a member of the Corporate Directors Forum.  Mr. Foletta serves on the boards of directors of publicly traded healthcare companies AMN Healthcare Services, Inc., Regulus Therapeutics, Inc. and Dexcom, Inc., and privately held ViaCyte, Inc.

About Biocept

Biocept, Inc. is a commercial-stage molecular diagnostics company that utilizes a proprietary technology platform and a standard blood sample to provide physicians with important prognostic and predictive information to enhance individual treatment of patients with cancer. Biocept’s patented technology platform captures and analyzes circulating tumor DNA, both in CTCs and in plasma (ctDNA). Biocept currently offers assays for gastric cancer, breast cancer, lung cancer, colorectal cancer and melanoma, and plans to introduce CLIA-validated assays for prostate cancer and other solid tumors in the near term. For additional information, please visit www.biocept.com.

Forward-Looking Statements Disclaimer Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. To the extent that statements in this release are not strictly historical, including without limitation statements as to our ability to validate the use of liquid biopsies for targeted therapies, our ability to expand  into new cancer indications and grow our portfolio of biomarker assays, our ability to expand the clinical utility and adoption of our liquid biopsy assays, our liquid biopsy technology providing accurate biomarker information,  improvement of patient outcomes and our impact on diagnostic strategies and healthcare costs, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our Securities and Exchange Commission (SEC) filings. The effects of such risks and uncertainties could cause actual results to differ materially from the forward-looking statements contained in this release. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law. Readers are advised to review our filings with the SEC, which can be accessed over the Internet at the SEC's website located at www.sec.gov.

Investor Contact:

LHA

Jody Cain

jcain@lhai.com

310-691-7100